EXHIBIT 10.1

AMENDMENT NO. 2, dated as of November 28, 2011 (this “Amendment”), to the Credit Agreement (as defined below) among Gentiva Health Services, Inc., a Delaware Corporation, as Borrower (the “Borrower”), the Lenders party thereto and Bank of America, N.A., as Administrative Agent.

RECITALS

WHEREAS, the Borrower, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), are party to that certain Credit Agreement dated as of August 17, 2010 and as amended on March 9, 2011 (as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, the Borrower desires to modify the definition of “Consolidated EBITDA” contained in the Credit Agreement.

WHEREAS, the Borrower desires to reset the maximum Consolidated Leverage Ratio for the fourth fiscal quarter of 2011 contained in Section 7.11(b) of the Credit Agreement.

WHEREAS, Section 10.01 of the Credit Agreement provides that the Borrower may, with the consent of the Required Lenders, amend the Loan Documents.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Amendment

SECTION 1.01. Defined Terms.  Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Amendment.

SECTION 1.02. Amendment of Credit Agreement.  The Credit Agreement is hereby amended effective as of the Second Amendment Effective Date (as defined herein) as follows:

(i) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definition in the correct alphabetical order:

“Second Amendment” means the Second Amendment to this Agreement dated as of November 28, 2011, among the Borrower, the Lenders party thereto and the Administrative Agent.

(ii) The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended by:

(I) replacing clauses (iv) and (v) in their entirety with the following:

“(iv) extraordinary, unusual or non−recurring charges or losses reducing such Consolidated Net Income related solely to the settlement of litigation existing on the Closing Date with respect to the Acquired Business in an aggregate amount not to exceed $15,000,000 in any Measurement Period; provided that, solely for purposes of determining compliance with Section 7.11 of this Agreement for the Measurement Period ending December 31, 2011 (and for no Measurement Period thereafter or other provision of this Agreement that requires compliance with Section 7.11), such aggregate amount may exceed $15,000,000 but shall not exceed $25,000,000, (v) other extraordinary, unusual or nonrecurring cash charges reducing Consolidated Net Income in an aggregate amount not to exceed (1) the amounts set forth on Schedule 1.01 for the periods set forth thereon and (2) exclusive of amounts set forth in subclause (1) (A) $35,000,000 solely for purpose of determining compliance with Section 7.11 of this Agreement for the Measurement Period ending December 31, 2011 (and for no Measurement Period thereafter or other provision of this Agreement that requires compliance with Section 7.11), provided, that no more than $10,000,000 of such amount is related to other extraordinary, unusual or nonrecurring cash charges reducing Consolidated Net Income incurred during the first three fiscal quarters of such Measurement Period and (B) $10,000,000 for each Measurement Period beginning after December 31, 2011,”

(II) replacing clause (a)(xii) in its entirety with the following:

“(xii) any fees, expenses, prepayment premium or other costs paid in connection with the First Refinancing Amendment or the Second Amendment”

(III) deleting the word “and” from the end of clause “(xi)” and

(IV) inserting at the end of clause (xii), the following:

“, and (xiii) solely for purposes of determining compliance with Section 7.11 of this Agreement for the Measurement Period ending December 31, 2011 (and for no Measurement Period thereafter or other provision of this Agreement that requires compliance with Section 7.11), charges or losses reducing Consolidated Net Income incurred in connection with the closure of certain facilities and branch offices of the Borrower and its subsidiaries in the fourth fiscal quarter of 2011 in an aggregate amount not to exceed $5,000,000,”

(iii) Sections 7.03 and 7.06 of the Credit Agreement are hereby amended by inserting the following at the end of the respective covenant:

“Notwithstanding anything in this Agreement to the contrary, the Borrower shall not nor shall it permit any Subsidiary to, directly or indirectly, declare or pay any cash dividend or make any cash distribution on or in respect of the

Borrower’s Equity Interest or purchase for cash or otherwise acquire for cash any Equity Interest of the Borrower for the period beginning on the Second Amendment Effective Date through and including March 1, 2012.”

(iv) Clause (b) of Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio at any time during any period of four fiscal quarters of the Borrower set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
Closing Date through the fourth fiscal quarter of 2011	4.75 to 1.00
first fiscal quarter of 2012 through third fiscal quarter of 2012	4.50 to 1.00
fourth fiscal quarter of 2012 through third fiscal quarter of 2013	3.75 to 1.00
fourth fiscal quarter of 2013 and thereafter	3.00 to 1.00

SECTION 1.03. Amendment Effectiveness.  Section 1.02 of this Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) on which the following conditions have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received from (i) the Borrower, (ii) the Required Lenders and (iv) the Administrative Agent, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(b) The Administrative Agent shall have received from the Borrower a consent fee payable in Dollars for the account of each Lender that has returned an executed counterpart to this Amendment to the Administrative Agent at or prior to 4:00 p.m., New York City time on Tuesday, November 22, 2011 (the “Consent Deadline” and each such Lender, a “Consenting Lender”) equal to 0.25% of the aggregate principal amount of the Term Loans, Revolving Credit Loans or Revolving Credit Commitments, as applicable, held by such Consenting Lender as of the Consent Deadline.

(c) The Borrower shall have made an optional prepayment of Term Loans pursuant to Section 2.05(a) of the Credit Agreement in an aggregate principal amount of $20.0 million and such prepayment shall have been directed by the Borrower to be ap-

plied ratably between the Term A Facility and the Term B Facility to the scheduled amortization of each such Term Facility as direct by the Borrower.

(d) Each Loan Party shall have entered into a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent, and Schedule I hereto lists each Loan Party.

(e) The Administrative Agent shall have received an officers’ certificate from the Borrower including a representation by a Responsible Officer that (i) no Default or Event of Default exists and is continuing on the Second Amendment Effective Date and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that representations and warranties that are qualified by materiality shall be true and correct in all respects).

(f) The Borrower shall have paid all reasonable and documented fees and expenses owed the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated in connection with this Amendment and the transactions contemplated hereby, to the extent an invoice has been provided to the Borrower at least two Business Days prior to the Second Amendment Effective Date, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent, and Winston & Strawn LLP, special healthcare counsel for the Administrative Agent.

The Administrative Agent shall notify the Borrower and the Required Lenders of the Second Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 1.04. Representations and Warranties.

(a) To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the Second Amendment Effective Date and after giving effect to the transactions and amendments to occur on the Second Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes, and the Credit Agreement, as amended hereby on the Second Amendment Effective Date, will constitute, legal, valid and binding obligations of the Loan Parties, enforceable against each of the Loan Parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and the implied covenant of good faith and fair dealing.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment, true and correct in all material respects on and as of the Second Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date (provided that representations and warranties that are qualified by materiality shall be true and correct in all respects).

(c) After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing on the Second Amendment Effective Date.

SECTION 1.05. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.  The Borrower reaffirms its obligations under the Loan Documents to which it is a party and the validity of the Liens granted by it pursuant to the Collateral Documents.

(b) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Credit Agreement, “thereunder,” “thereof,” “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 1.06. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Sections 10.14 and 10.15 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 1.07. Costs and Expenses.  To the extent contemplated by Section 10.04 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent and Winston & Strawn LLP, special healthcare counsel for the Administrative Agent.

SECTION 1.08. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 1.09. Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

GENTIVA HEALTH SERVICES, INC.

By:	/s/ Eric Slusser
	Name:	Eric Slusser
	Title:	Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., individually and as Administrative Agent, Swing Line Lender and L/C Issuer

By:
Name:
Title:

_____________________________________, as a Lender

By:
Name:
Title:

The undersigned Revolving Credit Lender hereby irrevocably and unconditionally approves the Amendment.

_____________________________________, as a Revolving Credit Lender (type name of the legal entity)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

SCHEDULE I

Reaffirmation Agreement Parties

Access Home Health of Florida, Inc.
Capital CareResources of South Carolina, Inc.
Capital CareResources, Inc.
Capital Health Management Group, Inc.
CareNation, Inc.
Chattahoochee Valley Home Care Services, Inc.
Chattahoochee Valley Home Health, Inc.
CHMG Acquisition Corp.
CHMG of Atlanta, Inc.
CHMG of Griffin, Inc.
Eastern Carolina Home Health Agency, Inc.
Family Hospice, Ltd.
FHI GP, Inc.
FHI Health Systems, Inc.
FHI LP, Inc.
FHI Management, Ltd.
Gentiva Certified Healthcare Corp.
Gentiva Health Services (Certified), Inc.
Gentiva Health Services (USA) Inc.
Gentiva Health Services Holding Corp.
Gentiva Rehab Without Walls, LLC
Gentiva Services of New York, Inc.
Gilbert's Home Health Agency, Inc.
Gilbert's Hospice Care of Mississippi, LLC
Gilbert's Hospice Care, LLC
Healthfield Home Health, Inc.
Healthfield Hospice Services, Inc.
Healthfield of Southwest Georgia, Inc.
Healthfield of Statesboro, Inc.
Healthfield of Tennessee, Inc.
Healthfield Operating Group, Inc.
Healthfield, Inc.
Home Health Care Affiliates of Central Mississippi, L.L.C.
Home Health Care Affiliates of Mississippi, Inc.
Home Health Care Affiliates, Inc.
Home Health Care of Carteret County, Inc.
Horizon Health Network LLC
Mid-South Home Care Services, Inc.
Mid-South Home Care Services, LLC
Mid-South Home Health Agency, Inc.
Mid-South Home Health Agency, LLC
Mid-South Home Health of Gadsden, Inc.

New York Healthcare Services, Inc.
Odyssey Healthcare Austin, LLC
Odyssey Healthcare Detroit, LLC
Odyssey Healthcare Fort Worth, LLC
Odyssey HealthCare GP, LLC
Odyssey HealthCare Holding Company
Odyssey HealthCare LP, LLC
Odyssey HealthCare Management, LP
Odyssey HealthCare of Augusta, LLC
Odyssey HealthCare of Collier County, Inc.
Odyssey Healthcare of Flint, LLC
Odyssey HealthCare of Hillsborough County, Inc.
Odyssey HealthCare of Manatee County, Inc.
Odyssey HealthCare of Marion County, Inc.
Odyssey HealthCare of Northwest Florida, Inc.
Odyssey Healthcare of Pinellas County, Inc.
Odyssey Healthcare of St. Louis, LLC
Odyssey HealthCare Operating A, LP
Odyssey HealthCare Operating B, LP
Odyssey Healthcare, Inc.
OHS Service Corp.
PHHC Acquisition Corp.
QC-Medi New York, Inc.
Quality Care-USA, Inc.
Quality Managed Care, Inc.
Tar Heel Health Care Services, Inc.
Tar Heel Staffing, Inc.
The Healthfield Group, Inc.
Total Care Home Health of Louisburg, Inc.
Total Care Home Health of North Carolina, Inc.
Total Care Home Health of South Carolina, Inc.
Total Care Services, Inc.
Van Winkle Home Health Care, Inc.
Vista Hospice Care, Inc.
VistaCare of Boston, LLC
VistaCare USA, Inc.
VistaCare, Inc.
Wiregrass Hospice Care, Inc.
Wiregrass Hospice LLC
Wiregrass Hospice of South Carolina, LLC